UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2015

Oritani Financial Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-34786	30-0628335
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

370 Pascack Road, Township of Washington, New Jersey	07676
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:       (201) 664-5400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 7.01                      Other Events

Oritani Financial Corp. (the “Company”) will participate in “fireside chats” at two upcoming conferences.  The first chat will take place in conjunction with the Keefe, Bruyette & Woods Boston Regional Bank Conference.  The chat is scheduled to take place at 4:00 pm on February 24, 2015 and last approximately 40 minutes.  This chat will be webcast and can be viewed at http://wsw.com/webcast/kbw25/orit.  The webcast will be available for 90 days.  The second chat will take place in conjunction with the Drexel Hamilton Financial Services Conference.  The chat is scheduled to take place at 11:00 am on March 12, 2015 and last approximately 30 minutes.  This chat will be webcast and can be viewed at http://wsw.com/webcast/dham6/orit.  The webcast will be available for 90 days.  In each instance, the Company will be represented by Kevin Lynch (President/CEO) and John Fields (EVP/CFO).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ORITANI FINANCIAL CORP.
DATE: February 23, 2015	By:	/s/ John M. Fields, Jr.
John M. Fields, Jr.
Executive Vice President and Chief Financial Officer